                                                                  Exhibit 99 (d)

                                    TXU Corp.
                         Detail of Long-Term Debt as of
                               September 30, 2002

------------------------------------------------------------------------------------------------------------------------------------
                              Description                                     Interest Rate     Coupon      Principal    Maturity
                                                                                  Basis          Rate        Amount        Date
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       (In millions)
TXU Energy Company
------------------
         Pollution Control Revenue Bonds Series (PCRB):
         Brazos River Authority (BRA):
         PCRB - BRA Taxable Series 93                                           Floating (a)    1.730%     $     44       6/1/2023
         PCRB - BRA Series 1994A                                                Fixed           4.900%           39       5/1/2029
         PCRB - BRA Series 1994B                                                Fixed           5.400%           39       5/1/2029
         PCRB - BRA Series 1995A                                                Fixed           5.400%           50       4/1/2030
         PCRB - BRA Series 1995B                                                Fixed           5.050%          118       6/1/2030
         PCRB - BRA Series 1999A                                                Fixed           4.800%          111       4/1/2033
         PCRB - BRA Series 1999B                                                Floating (a)    1.450%           16       9/1/2034
         PCRB - BRA Series 1999C                                                Floating (a)    1.450%           50       3/1/2032
         PCRB - BRA Series 2001A                                                Fixed           4.950%          121      10/1/2030
         PCRB - BRA Series 2001B                                                Fixed           4.750%           19       5/1/2029
         PCRB - BRA Series 2001C                                                Fixed           5.750%          274       5/1/2036
         PCRB - BRA Series 2001D                                                Fixed           4.250%          271       5/1/2033
         PCRB - BRA Taxable Series 2001F                                        Floating (a)    1.810%           39     12/31/2036
         PCRB - BRA Taxable Series 2001G                                        Floating (a)    1.810%           72     12/31/2036
         PCRB - BRA Taxable Series 2001H                                        Floating (a)    1.810%           31     12/31/2036
         PCRB - BRA Taxable Series 2001I                                        Floating (a)    1.810%           63     12/31/2036
         PCRB - BRA Series 2002A                                                Floating (a)    1.800%           61       5/1/2037

         Sabine River Authority of Texas (SRA):
         PCRB - SRA Series 2000A                                                Fixed           6.450%           51       6/1/2021
         PCRB - SRA Series 2001A                                                Fixed           5.500%           91       5/1/2022
         PCRB - SRA Series 2001B                                                Fixed           5.750%          107       5/1/2030
         PCRB - SRA Series 2001C                                                Fixed           4.000%           70       5/1/2028
         PCRB - SRA Taxable Series 2001D                                        Floating (a)    1.810%           12     12/31/2036
         PCRB - SRA Taxable Series 2001E                                        Floating (a)    1.810%           45     12/31/2036

         Trinity River Authority of Texas (TRA):
         PCRB - TRA Series 2000A                                                Fixed           4.900%           14       5/1/2028
         PCRB - TRA Series 2001A                                                Fixed           5.000%           37       5/1/2027

         TXU Mining Co. - 6 7/8% Senior Notes                                   Fixed           6.875%           30       8/1/2005
         TXU Mining Co. - 7% Senior Notes                                       Fixed           7.000%           73       5/1/2003
         Other Long-term debt                                                                                     6
         Capital Lease                                                          Fixed                            11
                                                                                                           --------
                   Total TXU Energy (Including Debt Due Currently)                                         $  1,965
                                                                                                           ========

TXU US Holdings Company (parent)
--------------------------------

         7.17% Senior Debenture due 2007                                        Fixed           7.170%     $     10         8/1/2007
         Debt assumed for purchase of utility plant (b)                         Fixed           9.567%           75        12/4/2019
         Debt assumed for purchase of utility plant (b)                         Fixed           8.254%           68       12/31/2021
         Floating Rate Jr. Sub Debentures, Series D                             Floating (a)    2.713%            1        1/30/2037
         8.175% Jr. Sub Debentures, Series E                                    Fixed           8.175%            8        1/30/2037
                                                                                                           --------
                   Total TXU US Holdings (Including Debt Due Currently)                                    $    162
                                                                                                           ========
Oncor Electric Delivery Company
-------------------------------

         Secured 6.47% Medium Term Notes                                        Fixed           6.470%     $      3       11/13/2002
         Secured 6.56% Medium Term Notes                                        Fixed           6.560%           10       11/20/2002
         Secured 6.58% Medium Term Notes                                        Fixed           6.580%            5       11/20/2002
         Secured 9.53% Medium Term Notes                                        Fixed           9.530%            4        1/30/2003
         Secured 9.7% Medium Term Notes                                         Fixed           9.700%           11        2/28/2003
         6 3/4% First Mortgage Bonds due 3/1/03                                 Fixed           6.750%          194         3/1/2003
         6 3/4% First Mortgage Bonds due 4/1/03                                 Fixed           6.750%           95         4/1/2003
         Floating Rate Series C First Mortgage Bonds                            Floating (a)    2.426%          400        6/15/2003
         8 1/4% First Mortgage Bonds due 4/1/04                                 Fixed           8.250%          100         4/1/2004
         6 1/4% First Mortgage Bonds due 10/1/04                                Fixed           6.250%          121        10/1/2004
         6 3/4% First Mortgage Bonds due 7/1/05                                 Fixed           6.750%           92         7/1/2005
         7 7/8% First Mortgage Bonds due 3/1/23                                 Fixed           7.875%          224         3/1/2023
         8 3/4% First Mortgage Bonds due 11/1/23                                Fixed           8.750%          103        11/1/2023


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
         7 7/8% First Mortgage Bonds due 4/1/24                                 Fixed           7.875%          133         4/1/2024
         7 5/8% First Mortgage Bonds due 7/1/25                                 Fixed           7.625%          215         7/1/2025
         7 3/8% First Mortgage Bonds due 10/1/25                                Fixed           7.375%          178        10/1/2025
         6.375% Senior Secured Notes                                            Fixed           6.375%          700         5/1/2012
         7.000% Senior Secured Notes                                            Fixed           7.000%          500         5/1/2032
         5% Debentures                                                          Fixed           5.000%          200         9/1/2007
         7% Debentures                                                          Fixed           7.000%          800         9/1/2022
         Unamortized  premium and discount and fair value adjustments           N/A                             (25)
                                                                                                          ---------
               Total Oncor Electric  (Including Debt Due Currently)                                       $   4,063
                                                                                                          =========

TXU Gas Company
---------------

         Putable Asset Term Securities (c)                                      Fixed           7.625%         $200       10/15/2012
         ENSERCH 6 1/4% Notes                                                   Fixed           6.250%          125         1/1/2003
         ENSERCH 6 3/8% Notes                                                   Fixed           6.375%          150         2/1/2004
         ENSERCH 7 1/8% Notes                                                   Fixed           7.125%          150        6/15/2005
         ENSERCH Remarketed Reset Notes                                         Fixed           6.564%          125         1/1/2008
         Unamortized  premium and discount and fair value adjustments           N/A                               1
                                                                                                          ---------
         Total TXU Gas (Including Debt Due Currently)                                                     $     751
                                                                                                          =========

TXU Australia:
--------------

         TXUA Floating Rate Notes due October 2003                              Fixed by swap   7.200%          $16       10/30/2003
         TXUA Floating Rate Notes due September 2007                            Fixed by swap   7.080%          149        9/21/2007
         Loan Note Subscription Agreement, Traunche A Facility                  Fixed by swap   7.120%           22       10/26/2004
         Loan Note Subscription Agreement, Traunche A Facility                  Floating (a)    6.320%           27       10/26/2004
         Loan Note Subscription Agreement, Traunche A Facility                  Floating (a)    6.245%           67       10/26/2004
         Loan Note Subscription Agreement, Traunche B Facility                  Floating (a)    5.970%          109       10/26/2004
         Loan Note Subscription Agreement, Traunche B Facility                  Floating (a)    6.090%           55       10/26/2004
         Loan Note Subscription Agreement, Traunche B Facility                  Fixed by swap   9.300%           75       10/26/2004
         Loan Note Subscription Agreement, Traunche B Facility                  Fixed by swap   7.110%           33       10/26/2004
         Loan Note Subscription Agreement, Traunche C Facility                  Fixed by swap   6.880%          299       10/26/2004
         Loan Note Subscription Agreement, Traunche C Facility                  Fixed by swap   6.470%          109       10/26/2004
         TXUA 7.00% Medium Term Notes due September 2005                        Fixed           7.000%          109        9/22/2005
         TXUA Senior Notes                                                      Fixed by swap   8.600%           72        12/1/2006
         TXUA Senior Notes                                                      Fixed by swap   9.150%           40        12/1/2016
         TXU Electricity's Senior Notes                                         Fixed by swap   8.600%          123        12/1/2006
         TXU Electricity's Senior Notes                                         Fixed by swap   9.150%           27        12/1/2016
         Unamortized  premium and discount and fair value adjustments           N/A                             110
                                                                                                          ---------
         Total TXU Australia (Including Debt Due Currently)                                               $   1,442
                                                                                                          =========

TXU Europe:
-----------

         Notes and Bonds:
         $200 million 7.425% guaranteed notes due 2017                                                    $     200
         $300 million 7.55% guaranteed notes due 2027                                                           300
         $650 million 6.45% Exchange Senior Notes due 2005                                                      650
         $500 million 6.75% Exchange Senior Notes due 2009                                                      500
         7.25% Norwegian Kroner bonds due 2029                                                                  132
         EMTN Notes:
             7.25% Sterling Eurobonds due 2030                                                                  429
             35 PUT 5 Resettable Notes due 2035 - 7.00%                                                         470
         Revolving Credit Facilities Agreement:
             Tranche A  due 2006
                  Norwegian kroner -  (7.746%)                                                                   94
                  Euro's - (4.059%)                                                                             957
         Other unsecured loans, due in installments:
            Kobbelv Bonds (6.45%)                                                                                39
            Nedalo BV Loan (5.658%)                                                                               3
            Kiel/Ares Loan (6.0%)                                                                               169
         Capital leases                                                                                          10
         CHPL project finance - Shotton - 4.94%                                                                 186
         Cross-border leases (US$ denominated)                                                                  474
         Loan note payable - TXU Acquisition                                                                     29
         Other unsecured loans                                                                                   56
                                                                                                          ---------
         Total TXU Europe (Including Debt Due Currently)                                                  $   4,698
                                                                                                          =========

Corporate and Other:
--------------------

         Sr Note Series A                                                       Fixed           6.200%    $     125        10/1/2002
         Sr Note Series D                                                       Fixed           5.520%          323        8/16/2003
         Sr Note Series E                                                       Fixed           4.050%            2        8/16/2004
         Sr Note Series B                                                       Fixed           6.375%          175        10/1/2004
         Sr Note Series J                                                       Fixed           6.375%          800        6/15/2006
         Sr Note Series K                                                       Fixed           4.750%          500       11/16/2006

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
         Sr Note Series M                                                            Fixed           5.800%        440    5/16/2008
         Sr Note Series C                                                            Fixed           6.375%        200     1/1/2008
         Sr Note Series L                                                            Fixed           5.450%        500   11/16/2007
         Telecom Overfund Trust Debt                                                 Fixed           6.000%        178    8/15/2004
         Other - CMGMX, floating rate notes                                          Floating (a)   12.800%          5
         Building Lease                                                              Fixed                         140
         Unamortized  premium and discount and fair value adjustments                N/A                            56

                                                                                                            -----------
         Total Corporate and Other (Including Debt Due Currently)                                           $    3,444
                                                                                                            ===========

             Total TXU Corp. Consolidated Long-Term Debt (Including Debt Due Currently)                     $   16,525
                                                                                                            ===========

      Notes:
     (a)  Interest rate in effect at September 30, 2002.
     (b) In 1990, TXU US Holdings Company purchased the ownership interest in Commanche Peak of Tex-La Electric Cooperative of Texas, Inc. (Tex-La) and assumed debt ot Tex-La payable over approximately 32 years. The assumption is secured by a mortgage on the acquired interest.
     (c) These securities were redeemed October 15, 2002. See Note 4 to Financial Statements.